HOSTESS BRANDS, INC.
PERFORMANCE SHARE UNIT AWARD AGREEMENT

Cover Sheet

Hostess Brands, Inc., a company incorporated under the laws of the State of Delaware (“Company”), hereby grants an award of performance share units (“PSUs”) to the individual named below. The terms and conditions of the PSUs are set forth in this cover sheet (“Cover Sheet”), in the attached Performance Share Award Agreement (the “Agreement”) and in the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Date of Grant:
Performance Period:
Performance Metric:
Performance Goals:

Number of PSUs:
Vesting Date:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan.

If you do not sign and return this Cover Sheet within 60 days of the Date of Grant, the Company will have the right to rescind this Award.

Signature: _____________________            Date: _______________
HOSTESS BRANDS, INC.

By:_____________________
Name:
Title:
HOSTESS BRANDS, INC.
PERFORMANCE SHARE AWARD AGREEMENT

Right to Shares
The award of PSUs represents your right to receive, and the Company’s obligation to issue, one share of Common Stock (a “Share”) for each PSU that is or becomes a Banked PSU (as described below) on the Vesting Date. Such issuance will occur as soon as practicable following the date the Committee certifies the extent to which Performance Goals have been satisfied as of the Vesting Date, based on the Company’s audited financial statements, but no later than 70 days following the Vesting Date. Notwithstanding the foregoing, the Company will not permit the issuance of Shares at a time when such issuance would violate any law, rule, regulation or Company policy, as determined by the Company.

Banked PSUs
In order to vest and actually be issued Shares in respect of PSUs, PSUs must first become “Banked PSUs”. The number of PSUs, if any, that become Banked PSUs will be determined as of the end of each Annual Performance Period, based on the extent to which the Performance Goal, as set forth in the Cover Sheet, has been achieved for such year, as certified by the Committee. If Threshold Performance has not been achieved for such Annual Performance Period, then no PSUs will become Banked PSUs for such Annual Performance Period. If Threshold Performance has been achieved for such Annual Performance Period, then the Threshold Number of PSUs for such Annual Performance Period, as set forth on the Cover Sheet, will become Banked PSUs for such Annual Performance Period. If Target Performance has been achieved for such Annual Performance Period, then the Target Number of PSUs for such Annual Performance Period, as set forth on the Cover Sheet, will become Banked PSUs for such Annual Performance Period. If Maximum Performance (or greater) has been achieved for such Annual Performance Period, then the Maximum Number of PSUs for such Annual Performance Period, as set forth on the Cover Sheet, will become Banked PSUs for such Annual Performance Period. If for any Annual Performance Period, actual performance falls between Threshold Performance and Target Performance, or between Target Performance and Maximum Performance, the number of PSUs that become Banked PSUs will be determined by linear interpolation.

Notwithstanding the foregoing, if Target Performance (or better than Target Performance) is achieved for all three Annual Performance Periods, then as of the last day of the last Annual Performance Period, an additional amount of PSUs will become Banked PSUs (the “Additional PSUs”). Such additional amount will be equal to 25% of the sum of the Target Number of PSUs for all three Annual Performance Periods.

Performance Metric	As set forth in the Cover Sheet, the Performance Metric shall be , as defined and further described in Exhibit A of this Agreement.
Vesting; Forfeiture
On the Vesting Date, your right to issuance of the Shares underlying any PSUs that are Banked PSUs as of such Vesting Date shall become vested and nonforfeitable. Should your employment with the Company and its Subsidiaries terminate for any reason prior to the Vesting Date, all PSUs, including any Banked PSUs, will be forfeited and you will have no right to the issuance of any Shares hereunder; provided that if such termination is other than (i) by you voluntarily (except where such voluntary termination entitles you to severance under the Company’s severance plan), or (ii) by the Company for Cause, the date of such termination will be treated as if it were the Vesting Date, and you will be entitled to issuance of Shares underlying any PSUs that are then Banked PSUs, but your rights in respect of any additional PSUs will be forfeited.

Termination for Cause; Recoupment
If your employment is terminated for Cause or if you breach any restrictive covenant agreement between you and the Company or its Subsidiaries, the PSUs, whether or not vested (including any Banked PSUs), will immediately terminate.

If at any time within one year after the date on which you receive payment in respect of the PSUs (whether in the form of cash, or Shares), (a) your employment is terminated for Cause or (b) the Committee determines in its reasonable discretion that after termination of your employment for any reason, you engaged in conduct that violated any continuing obligation or duty in respect of the Company or any Subsidiary (including any breach of any restrictive covenant agreement between you and the Company), then, subject to applicable law, upon notice from the Company, you shall repay to the Company any cash or Shares you received pursuant to the PSUs, or if you disposed of any such Shares, the Fair Market Value of such Shares as of the date of disposition.

Nothing in this Agreement shall limit the Company’s right of recoupment pursuant to Section 13 of the Plan, including recoupment of payments pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time.

Change of Control
Notwithstanding the foregoing:

(A) if there occurs a Change of Control prior to the Vesting Date, and this Award does not continue or is not assumed by an acquiror, then the date of such Change of Control will be treated as if it were the Vesting Date, and you will be entitled to issuance of Shares underlying any PSUs that are then Banked PSUs, plus a number of shares underlying any PSUs that would become Banked Shares determined as if the Annual Performance Period ended on the date of the Change of Control, and the Performance Goals and Number of PSUs as set forth in the Cover Sheet were each prorated to reflect the shortened Annual Performance Period (and for the avoidance of doubt, no Additional PSUs will become Banked PSUs); and

(B) if there occurs a Change of Control, and this Award continues or is assumed by an acquiror, and your employment is terminated by the Company or an acquiror without Cause or otherwise under circumstances entitling you to severance under the Company’s or acquiror’s severance plan within 12 months following the Change of Control, then in addition to any PSUs that are then Banked PSUs, in respect of any uncompleted Annual Performance Period, a number of PSUs shall become Banked PSUs as of the date of such termination as if Target Performance were achieved for each such uncompleted Annual Performance Period (and for the avoidance of doubt, no Additional PSUs will become Banked PSUs).

For purposes of the foregoing, this Award shall not be treated as continued or assumed unless it is continued or assumed on a substantially equivalent basis, including, without limitation, continuation or assumption of the Performance Metric and Performance Goals.

Taxes
You are solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the award or settlement of the PSUs. At the time of taxation, the Company shall have the right to deduct from other compensation, or to withhold Shares in an amount equal to the federal (including FICA), state, local and foreign taxes and other amounts as may be required by law to be withheld with respect to the PSUs. If Shares are withheld, the value of the Shares withheld may not exceed the minimum applicable tax withholding amount (except as otherwise determined by the Committee in its sole discretion). By accepting this Award, you expressly consent to the withholding of Shares or other amounts payable to you.

Restrictions on Resale/ Company Policies
By signing this Agreement, you agree not to sell any Shares received hereunder at a time when applicable laws, regulations or Company policies prohibit a sale. Any Shares issued hereunder, and any cash proceeds realized from the sale of such Shares will be subject to all share retention, trading, and other policies that may be implemented by the Committee or the Board from time to time.

Transfer of right to receive PSUs
You cannot transfer or assign your PSUs. For instance, you may not sell your right to PSUs or use such right as security for a loan. If you attempt to do any of these things, your Award will immediately become invalid.

Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to recognize your former spouse’s interest in your right to PSUs in any way.

Stockholder Rights
You, or your estate or heirs, have no rights as a stockholder of the Company in respect of PSUs, unless and until the underlying Shares are issued. No adjustments are made for dividends or other rights if the applicable record date occurs before Shares are issued, except as described in the Plan. However, to the extent you hold PSUs on the record date any cash dividend is declared on Shares, you will receive a dividend equivalent right (“DER”). A DER is a right to an amount, per PSU held, equal to the amount of the cash dividend declared and paid in respect of one Share. DERs will be credited in the form of additional PSUs, with the number of PSUs based on the Fair Market Value of a Share as of the date the dividend is paid (rounded down to the nearest whole Share). DERs will be subject to the same vesting and other conditions as the PSUs. If and to the extent that the underlying PSUs are forfeited, all related DERs shall also be forfeited. DERs will be paid at the same time the underlying PSUs are settled if and to the extent that the underlying PSUs vest and become payable.

No Right to Continued Employment
Neither the grant of this Award, nor any other action taken hereunder shall be construed as giving you the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time) nor interfere in any way with the Company’s right to terminate your employment.

Applicable Law and Arbitration
This Agreement will be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and applicable Federal or other securities laws. Any dispute, controversy or claim arising out of or relating to the Plan or this Agreement that cannot be resolved by you on the one hand and the Company on the other, shall be submitted to arbitration in accordance with the terms of the Plan.

Delivery of Documents
The Company may, in its sole discretion, decide to deliver any documents related to this Award or other Awards granted to you under the Plan by electronic means. By signing the Cover Sheet, you consent to receive all documents related to this Award or other Awards granted to your under the Plan by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Amendment	The terms and conditions of this Agreement and the PSUs may be amended by the Committee or the Board as permitted by the Plan.
The Plan and Other Agreements
The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.

This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding the PSUs. Any prior agreements, commitments or negotiations concerning the PSUs are superseded. In the event there is any express conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.

HOSTESS BRANDS, INC.
PERFORMANCE SHARE UNIT AWARD AGREEMENT

Exhibit A